================================================================================

                UNITED STATES SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D. C. 20549




                                    FORM 8-K
                                 CURRENT REPORT



     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


          Date of Report (Date of earliest event reported) May 30, 2003




                             SOUTHERN UNION COMPANY
             (Exact name of registrant as specified in its charter)



         Delaware                        1-6407                   75-0571592
(State or other jurisdiction    (Commission File Number)      (I.R.S. Employer
    of incorporation)                                        Identification No.)





              One PEI Center                                    18711
       Wilkes-Barre, Pennsylvania                             (Zip Code)
(Address of principal executive offices)



       Registrant's telephone number, including area code: (570) 820-2400
















================================================================================

ITEM 5.  OTHER EVENTS

As previously reported, Southern Union Company ("Southern Union" or the "Company") and CMS Gas Transmission Company, a subsidiary of CMS Energy Corporation entered into an Amended and Restated Stock Purchase Agreement on May 12, 2003 providing for, among other things, Southern Union's purchase of Panhandle Eastern Pipe Line Company and its subsidiaries (collectively, "Panhandle"). The transaction has been approved by the boards of directors of all companies and has received all required regulatory approvals. Closing is expected in June 2003.

The unaudited pro forma combined condensed financial statements attached hereto as Exhibit 99.1 to this Form 8-K present the combined financial data of Southern Union and Panhandle, including their respective subsidiaries, after giving effect to the Panhandle acquisition and related securities offerings as further described in Exhibit 99.1.

ITEM 7.  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS

     (c) Exhibit No.
     ---------------

        99.1 Unaudited Pro Forma Combined Condensed Financial Statements of Southern Union Company and Panhandle Eastern Pipeline Company, including their respective subsidiaries, and related Notes thereto.


This release and other Company reports and statements issued or made from time to time contain certain "forward-looking statements" concerning projected future financial performance, expected plans or future operations. Southern Union Company cautions that actual results and developments may differ materially from such projections or expectations. Investors should be aware of important factors that could cause actual results to differ materially from the forward-looking projections or expectations. These factors include, but are not limited to: weather conditions in the Company's service territories; cost of gas; regulatory and court decisions; the receipt of timely and adequate rate relief; the achievement of operating efficiencies and the purchase and implementation of any new technologies for attaining such efficiencies; impact of relations with labor unions of bargaining-unit employees; the effect of any stock repurchases; and the effect of strategic initiatives (including: any recent, pending or potential acquisitions or merger, recent corporate restructuring activities, any sales of non-core assets, and any related financing arrangements including refinancings and debt repurchases) on earnings and cash flow.
--------------------------------------------------------------------------------

                                   SIGNATURES



Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                       SOUTHERN UNION COMPANY
                                       ----------------------
                                            (Registrant)



Date     May 30, 2003                  By  DAVID J. KVAPIL
      ------------------                  --------------------------------------
                                           David J. Kvapil
                                           Executive Vice President and Chief
                                           Financial Officer

                                  EXHIBIT INDEX




Exhibit Number                    Description
--------------        ---------------------------------------------------------
    99.1              Unaudited Pro Forma Combined Condensed Financial
                      Statements of Southern Union Company and Panhandle Eastern
                      Pipeline Company, including their respective subsidiaries, and related Notes thereto.

                                                                   EXHIBIT 99.1

           UNAUDITED PRO FORMA COMBINED CONDENSED FINANCIAL STATEMENTS

The following unaudited pro forma combined condensed financial statements present the combined financial data of Southern Union Company and Panhandle Eastern Pipe Line Company, including their respective subsidiaries, after giving effect to Southern Union's acquisition of Panhandle for aggregate consideration of $584.3 million in cash and three million shares of Southern Union common stock. The unaudited pro forma combined condensed financial statements also give effect to Southern Union's proposed issuance of 8.25 million shares of common stock and $125 million of Equity Units. Southern Union intends to use the net proceeds from these offerings and from the January 1, 2003 sale of Southern Union Gas Company and related assets, which we refer to as the Texas operations, for approximately $420 million to finance its acquisition of Panhandle. Southern Union anticipates that the sale of the Texas operations and reinvestment in Panhandle will qualify as part of a like-kind exchange of property covered by
Section 1031 of the Internal Revenue Code thereby enabling Southern Union to achieve certain tax deferrals, and therefore has placed approximately $406 million of the sales proceeds with a qualified intermediary pending the completion of the acquisition and like-kind exchange.

Although the unaudited pro forma combined condensed financial statements give effect to both the common stock offering and the Equity Units offering, these offerings are not contingent upon one another. Therefore it is possible that the common stock offering could take place even if the Equity Units offering does not take place, and vice versa. If one offering takes place but the other does not, to complete the Panhandle Acquisition, Southern Union intends to finance the difference in anticipated proceeds from working capital.

The unaudited pro forma combined condensed balance sheet as of March 31, 2003, gives effect to the Panhandle Acquisition and the securities offerings as if they had occurred on that date. The unaudited pro forma combined condensed statements of operations for the year ended June 30, 2002, and the nine months ended March 31, 2003, give effect to the Panhandle Acquisition, the securities offerings and the sale of the Texas operations as if they had occurred on July 1, 2001, and July 1, 2002, respectively, which are the beginning dates for such periods.

The fiscal year of Southern Union ends on June 30 and the fiscal year of Panhandle ends on December 31. Accordingly, the unaudited pro forma combined condensed balance sheet as of March 31, 2003, is derived from the March 31, 2003, unaudited historical balance sheets for each of Southern Union and Panhandle. The unaudited pro forma combined condensed statements of operations for the year ended June 30, 2002, and the nine months ended March 31, 2003, have been prepared using comparable financial statement periods of Southern Union and Panhandle. Southern Union's historical statement of operations for the year ended June 30, 2002 was audited, but its historical statement of operations for the nine months ended March 31, 2003 was unaudited, as were Panhandle's historical statements of operations for the year ended June 30, 2002, and for the nine months ended March 31, 2003. Pro forma adjustments are reflected on the unaudited pro forma combined condensed balance sheet as of March 31, 2003 for items not acquired or assumed by Southern Union in the acquisition of Panhandle, which include but are not limited to certain of Panhandle's net deferred tax assets, all tax liabilities and pension assets and liabilities.

The historical financial statements of Panhandle that appear in or were used for the unaudited pro forma combined condensed financial statements include or required certain reclassifications to conform to Southern Union's presentation. These reclassifications have no impact on net income or total stockholders' equity.

The excess of the purchase price over the estimated fair value of the assets acquired and liabilities assumed of Panhandle are reflected in the pro forma adjustments as an estimated step-up in basis of the historical cost of property, plant and equipment of Panhandle and amortized over 30 years. The estimate of the fair value of the assets is preliminary and may be revised to reflect independent appraisals, which have not been completed. The final independent appraisal may indicate that a portion of the purchase price should be allocated to unamortizable goodwill.

The following unaudited pro forma combined condensed financial statements are presented in accordance with the assumptions set forth below for purposes of illustration only and are not necessarily indicative of the financial position or operating results that would have occurred if the Panhandle Acquisition, the securities offerings and the sale of the Texas operations had been consummated on the date as of which, or at the beginning of the periods for which, they are being given effect, nor are they necessarily indicative of the future operating results or financial position of the combined enterprise. The unaudited pro forma combined condensed financial statements do not contain any adjustments to reflect cost savings or other synergies anticipated as a result of the acquisition, nor do they reflect any possible sale of any of Panhandle's operations. Operating results for the nine months ended March 31, 2003 are not indicative of the results that may be expected for the entire fiscal year ending June 30, 2003.




              UNAUDITED PRO FORMA COMBINED CONDENSED BALANCE SHEET
                                 MARCH 31, 2003



                                                                       Historical                    Pro Forma
                                                              -----------------------------------------------------------
                                                                Southern       Panhandle
                                                                  Union         Eastern
                                                                 Company       Pipe Line    Adjustments      Combined
                                                              -------------  -------------- ---------------  --------------
                                                                                (millions of dollars)
                                     ASSETS
Property, plant and equipment.................................  $     1,808        $  1,842     $    251(A)     $  3,901

Less accumulated depreciation and amortization................         (631)           (202)            -           (833)
                                                              -------------  -------------- ---------------  --------------
     Net property, plant and equipment........................        1,177           1,640          251           3,068


Investments in affiliates.....................................            -               5            -               5

Cash and cash equivalents.....................................          409              59        (406)(B)           62

Other current assets..........................................          353             315        (195)(C)          473
                                                              -------------  -------------- --------------  --------------
     Total current assets.....................................          762             374        (601)             535

Goodwill, net.................................................          643             113        (113)(D)          643

Deferred charges..............................................          200              45         (28)(C)          218
                                                                                                      1 (E)

Investment securities.........................................           10               -            -              10

Other.........................................................           44              28         (11)(C)           61
                                                              -------------  -------------- ---------------  --------------
     Total....................................................     $  2,836        $  2,205    $   (501)        $  4,540
                                                              =============  ============== ===============  ==============

                      STOCKHOLDERS' EQUITY AND LIABILITIES

Common stockholders' equity...................................      $   778         $   729    $   (729)(F)      $   939
                                                                                                    122 (G)
                                                                                                     46 (H)
                                                                                                     (7)(I)
Equity unit senior note.......................................            -               -         125 (I)          125

Long-term debt and capital lease obligation...................        1,106           1,147          36 (J)        2,289
                                                              -------------  --------------- --------------  --------------
     Total capitalization.....................................        1,884           1,876        (407)           3,353

Long-term debt and capital lease obligation due within one
year..........................................................           76              12            -              88

Notes payable.................................................          210              33         (59)(K)          184

Other current liabilities.....................................          249             146         (30)(C)          365
                                                              --------------  -------------- --------------  --------------
     Total current liabilities................................          535             191         (89)             637

Deferred credits and other....................................          134             138         (55)(C)          267
                                                                                                     46 (L)
                                                                                                      4 (I)
Accumulated deferred income taxes.............................          283               -           -              283
                                                              -------------  --------------- --------------  --------------
     Total....................................................     $  2,836        $  2,205    $   (501)        $  4,540
                                                              =============  =============== ==============  ==============




   See accompanying notes to Unaudited Pro Forma Combined Condensed Financial
                                  Statements.

         UNAUDITED PRO FORMA COMBINED CONDENSED STATEMENT OF OPERATIONS
                    For The Twelve Months Ended June 30, 2002



                                                                       Historical                     Pro Forma
                                                              ------------------------------------------------------------
                                                                Southern        Panhandle
                                                                  Union          Eastern
                                                                 Company        Pipe Line      Adjustments      Combined
                                                              -------------   -------------- --------------  -------------
                                                                (millions of dollars, except shares and per share amounts)
Operating revenues............................................      $  981        $     483      $     4 (M)     $ 1,468

Cost of gas and other energy..................................        (573)               -            -            (573)

Revenue-related taxes.........................................         (34)               -            -             (34)
                                                              -------------  --------------- --------------  -------------
     Operating margin.........................................         374              483            4             861

Operating expenses:

     Operating, maintenance and general.......................         171              239            -             410

     Business restructuring charges...........................          29                -            -              29

     Depreciation and amortization............................          59               62           (9)(N)         120
                                                                                                       8 (O)

     Taxes, other than on income..............................          24               25            -              49
                                                              ------------  ---------------- --------------  -------------
          Total operating expenses............................         283              326           (1)            608
                                                              ------------  ---------------- --------------  -------------
          Net operating revenues..............................          91              157            5             253

Other income (expenses):
     Interest.................................................         (91)             (78)          (7) (P)       (175)
                                                                                                       1  (Q)

     Dividends on preferred securities........................          (9)               -            -              (9)

     Other, net...............................................          14               10           (9) (M)         15
                                                              -------------  ---------------- -------------  -------------
          Total other expenses, net...........................         (86)             (68)         (15)           (169)
                                                              -------------  ---------------- -------------  -------------
Earnings (loss) from continuing operations before
     income taxes and minority interest.......................           5               89          (10)             84

Federal and state income taxes (benefit)......................           3               36           (2) (R)         37
                                                              -------------  ---------------- -------------  -------------
Net earnings (loss) before minority interest..................           2               53           (8)             47

Minority interest.............................................           -               (2)           -              (2)
                                                              -------------  ---------------- -------------  -------------

Net earnings (loss) from continuing operations................       $   2         $     51    $      (8)         $   45
                                                              =============  ================ =============  =============

Net earnings per share:
     Basic....................................................     $   0.03                                      $   0.70
                                                              ==============                                 =============
     Diluted..................................................     $   0.03                                      $   0.67
                                                              ==============                                 =============

Weighted average shares outstanding:

     Basic....................................................   53,886,998                   11,250,000 (S)   65,136,998
                                                              ==============                =============    =============

     Diluted..................................................   56,770,235                   11,250,000 (S)   68,020,235
                                                              ==============                =============    =============








 See accompanying notes to Unaudited Pro Forma Combined Condensed Financial
                                  Statements.


         UNAUDITED PRO FORMA COMBINED CONDENSED STATEMENT OF OPERATIONS
                    For The Nine Months Ended March 31, 2003



                                                                       Historical                     Pro Forma
                                                              ------------------------------------------------------------
                                                                Southern       Panhandle
                                                                  Union         Eastern
                                                                 Company       Pipe Line    Adjustments        Combined
                                                              -------------  -------------- --------------   -------------
                                                                (millions of dollars, except shares and per share amounts)
Operating revenues............................................      $   981        $    382      $     4 (M)     $  1,367

Cost of gas and other energy..................................         (614)              -            -             (614)

Revenue-related taxes.........................................          (33)              -            -              (33)
                                                              -------------  -------------- --------------   -------------
     Operating margin.........................................          334             382            4              720

Operating expenses:

     Operating, maintenance and general.......................          132             155            -              287

     Depreciation and amortization............................           43              39            6 (O)           88

     Taxes, other than on income..............................           19              17            -               36
                                                              -------------  -------------- --------------   -------------

          Total operating expenses............................          194             211            6              411
                                                              -------------  -------------- --------------   -------------
          Net operating revenues..............................          140             171           (2)             309

Other income (expenses):

     Interest.................................................          (62)            (59)          (5)(P)         (125)
                                                                                                       1 (Q)

     Dividends on preferred securities........................           (7)             -            -                (7)

     Other, net...............................................           19            (16)           18 (M)           21
                                                              -------------  -------------- --------------   -------------

          Total other expenses, net...........................          (50)           (75)           14             (111)
                                                              -------------  -------------- --------------   -------------
Earnings (loss) from continuing operations before
     income taxes and minority interest.......................           90              96           12              198

Federal and state income taxes (benefit)......................           34              37            6 (R)           77
                                                              --------------  ------------- --------------   -------------
Net earnings (loss) before minority interest..................           56              59            6              121

Minority interest.............................................            -              (2)           -               (2)
                                                              --------------  ------------- --------------   -------------
Net earnings (loss) from continuing operations................      $    56         $    57     $      6          $   119
                                                              ==============  ============= ==============   =============

Net earnings (loss) per share:

     Basic....................................................     $   1.03                                      $   1.82
                                                              ==============                                 =============
     Diluted..................................................     $   0.99                                      $   1.77
                                                              ==============                                 =============

Weighted average shares outstanding:

     Basic....................................................   54,120,204                   11,250,000 (S)   65,370,204
                                                              ==============                =============    =============
     Diluted..................................................   55,903,939                   11,250,000 (S)   67,153,939
                                                              ==============                =============    =============














 See accompanying notes to Unaudited Pro Forma Combined Condensed Financial
                                  Statements.


      NOTES TO UNAUDITED PRO FORMA COMBINED CONDENSED FINANCIAL STATEMENTS


Adjustments to the Unaudited Pro Forma Combined Condensed Balance Sheet

(A) Reflects the estimated excess of the purchase price and other transaction costs over the estimated fair value of the net assets of Panhandle acquired and assumed, which is assumed to be allocable to property, plant and equipment. Reflects a base purchase price of $584.3 million plus $6.8 million for a clean up, liability assumption agreement as required by the Stock Purchase Agreement. The estimate of the fair value of the net assets is preliminary and may be revised to reflect independent appraisals, which have not been completed. The final independent appraisal may indicate that a portion of the purchase price should be allocated to unamortizable goodwill.

(B) Effective January 1, 2003, Southern Union completed the sale of Southern Union Gas Company and related assets, which we refer to as the Texas operations, for approximately $420 million in cash, subject to working capital adjustment. Proceeds of $406 million from this sale have been invested with a qualified intermediary to be utilized to purchase Panhandle. Southern Union anticipates that this sale and reinvestment in Panhandle will qualify as part of a like-kind exchange of property covered by Section 1031 of the Internal Revenue Code thereby enabling Southern Union to achieve certain tax deferrals.

(C) Reflects assets and liabilities retained by CMS Energy, the seller of Panhandle, and certain liabilities assumed by Southern Union with the
     acquisition  of  Panhandle.   The other current  assets elimination  of
     approximately $185 million reflects the assumption by Southern Union of a note payable to Panhandle by an affiliate of CMS Energy which will eliminate in the Southern Union consolidated statements against Panhandle's existing note receivable. The other current assets adjustment also includes approximately $10 million of accumulated deferred income taxes retained by CMS Energy. The deferred charges elimination represents accumulated deferred income taxes retained by CMS Energy. The other assets elimination represents pension plan and supplemental pension plan assets retained by
     CMS  Energy.   The other current  liabilities elimination represents
     approximately $15 million of accrued taxes, $8 million of other post-retirement benefit liabilities and $7 million of supplemental pension plan liabilities, all retained by CMS Energy. The elimination of deferred credits and other represents pension plan and other post-retirement benefit liabilities retained by CMS Energy.

(D)  Reflects the elimination of Panhandle's historical goodwill.

(E) Reflects the capitalization of a portion of the estimated costs associated with the $125 million Equity Units offering of Southern Union as more specifically described in Note (I) to be incurred in connection with the Panhandle acquisition. These financing costs are amortized on a straight-line basis over the life of the borrowings, which is three years.

(F)  Reflects the elimination of common stockholder's equity of Panhandle.

(G) Reflects the issuance of 8,250,000 shares of Southern Union common stock, net of offering costs, at an assumed issue price of $15.30 per share based on the closing price of Southern Union's common stock on May 29, 2003, to be issued in connection with the financing of the Panhandle acquisition. See Note (S).

(H) Reflects the issuance of three million shares of Southern Union common stock to CMS Energy in partial payment for the purchase of Panhandle. A price of $15.30 per common share was assumed based on the closing price of Southern Union's common stock on May 29, 2003.

(I) Reflects the $125 million Equity Units offering of Southern Union and the partial related issuance costs of $3 million to be issued in connection with the financing of the Panhandle acquisition. The Equity Units are assumed to have an estimated annual interest rate of 5.75%, which Southern Union believes would be obtained based on current market rates. The present value of the obligation to make contract adjustment payments in connection with the forward purchase contracts was estimated to be approximately $4 million. See Notes (E) and (P).

(J) Reflects an adjustment to record the Panhandle debt at fair value based on current market quotes.

(K) Reflects the repayment of amounts that Southern Union has outstanding on its credit facilities from the various financing proceeds after applying such funds to the purchase of Panhandle. See Notes (B), (G), (I) and (Q).

(L) Reflects the recognition of an accumulated benefit obligation in connection with the creation of a post-retirement benefit plan by Southern Union for the Panhandle employees.

Adjustments to the Unaudited Pro Forma Combined Condensed Statements of
Operations

(M) Reflects operations retained by CMS Energy and not acquired or assumed by Southern Union in the acquisition of Panhandle. The adjustment to revenues represents Panhandle's ownership in Centennial Pipeline, LLC (sold in February 2003) and Guardian Pipeline, L.L.C. (ownership transferred to CMS Energy affiliated entity in March 2003). The adjustment to other, net for the twelve months ended June 30, 2002 represents net intercompany interest income of Panhandle from CMS Energy, which will eliminate against interest expense on the corresponding note payable to Panhandle assumed by Southern Union from an affiliate of CMS Energy. The adjustment to other, net for the nine months ended March 31, 2003 represents Panhandle's write down of the investment in Centennial Pipeline, LLC to fair market value of approximately $26 million, and the elimination of approximately $8 million of net intercompany interest income of Panhandle from CMS Energy.

(N) Reflects the elimination of historical amortization of goodwill by Panhandle which adopted the provisions of the Financial Accounting Standards Board provision, Goodwill and Other Intangible Assets, as of January 1, 2002. Southern Union adopted the provisions of this standard effective July 1, 2001, in which goodwill is not amortized but instead is tested for impairment on an annual basis.

(O) Reflects amortization of the estimated excess of the purchase price and other transaction costs over the estimated fair value of the net assets of Panhandle on a straight-line basis over a 30-year period based on the estimated useful lives of these assets.

(P) Reflects interest expense on the $125 million Equity Units offering of Southern Union. The Equity Units are assumed to have an estimated annual interest rate of 5.75%, which Southern Union believes would be obtained based on current market rates. It is assumed that two percentage points of the estimated annual interest rate on the Equity Units will be nondeductible for federal income tax purposes. These net proceeds, along with the net proceeds from the issuance of Southern Union common stock and cash on hand, will be utilized in part for the Panhandle acquisition. For every 1/8 percent change in the interest rate assumed for these borrowings, expense for the twelve-month period ended June 30, 2002 and the nine-month period ended March 31, 2003 would change by approximately $156,000 and $117,000, respectively.

(Q) Reflects the elimination of historical interest expense from the payment of current borrowings that Southern Union has outstanding on its credit facilities with net proceeds from the Equity Units offering, common stock offering and cash on hand of Southern Union, after applying such proceeds to the purchase of Panhandle.

(R) Reflects the income tax consequences at the 35% federal statutory rate of the pro forma adjustments after excluding the nondeductible portion of interest expense on the Equity Units. See Note (P).

(S) Reflects the issuance of 8,250,000 shares of Southern Union common stock, net of offering costs, at an assumed issue price of $15.30 per share based on the closing price of Southern Union's common stock on May 29, 2003. Also reflects the issuance of three million shares of Southern
     Union common stock to CMS Energy for the purchase of Panhandle.